American Safety Insurance Holdings, Ltd.
Reports 61% Increase in Third Quarter Earnings

HAMILTON, Bermuda, November 1, 2006 — American Safety Insurance Holdings, Ltd. (NYSE:ASI) today reported a 61% increase in net earnings for the three months ended September 30, 2006 to $5.4 million, or $0.50 per diluted share, compared to $3.3 million, or $0.47 per diluted share, for the same period of 2005.

Financial highlights for the quarter included:

          Gross Premiums Written increased 4% to $61.6 million.
           Net Premiums Written increased 38% to $42.3 million.
          Net Premiums Earned increased 24% to $38.6 million.
          Net investment income increased 64% to $6.0 million.
          The combined ratio improved to 97.7% from 98.6%.
           Book value increased to $17.99 per outstanding share and $17.34 per diluted share.

Revenues for the quarter rose 29% totaling $45.0 million as compared to $35.0 million in the 2005 quarter due to increased net premiums earned and investment income. Net premiums earned increased 24% to $38.6 million, primarily from increased retention levels in our construction line of business. The third quarter combined ratio improved to 97.7%, and is composed of a loss ratio of 61.0% and an expense ratio of 36.7%. Net investment income increased 64% to $6.0 million driven by a 35% increase in average invested assets to $502 million and increased investment yields. The average tax equivalent yield increased 68 basis points to 5.0%. Annualized return on average equity for the quarter, including the impact of our secondary offering, was 11.7% as compared to 11.8% for the same period of 2005.

For the nine months ended September 30, 2006, net earnings improved 39% to $14.1 million, or $1.67 per diluted share, compared to $10.1 million, or $1.41 per diluted share, for the 2005 period. Total revenues increased 10% to $125.5 million due to increases in net premiums earned and net investment income. Net premiums earned increased 9% to $108.5 million due to increased retention levels in the construction and specialty program business lines. The combined ratio through September 30 was 98.3%, composed of a loss ratio of 61.5% and an expense ratio of 36.8%. Net investment income increased 49% to $15.3 million due to greater invested assets and increased investment yields. The average tax equivalent yield for the period increased 62 basis points to 4.8%. Annualized return on average equity for the nine months ended September 30, 2006 improved to 12.6% from 12.2% for the same period of 2005.

As of September 30, 2006, net book value per outstanding share increased to $17.99 from $17.54 at December 31, 2005, due to earnings during the year and a decrease in unrealized loss on investments, offset in part by an increase in shares outstanding due to our second quarter equity offering.

Commenting on the results, Stephen R. Crim, President and Chief Executive PersonNameOfficer of American Safety Insurance Holdings, Ltd., said, “The third quarter results represented the first complete quarter of operating results since the completion of our common equity offering in June, and reflect significant progress toward achieving our objectives for deploying the new capital. While growth in gross premiums written was modest for the quarter, we achieved a 19% increase in gross premiums written in our Excess and Surplus Lines segment, driven by focused growth in construction, surety and new products. Net premiums written increased by 38% over the same period in 2005, largely driven by increased retentions in our construction line of business. The new capital was favorably invested in a rising interest rate environment, which helped to improve the yield of our fixed maturity portfolio for the quarter. As previously announced, our “A” rating from A.M. Best was affirmed during the quarter with a “stable” outlook. We remain committed to exercising underwriting discipline in a softening insurance market, and the Company is well positioned to make effective use of the new capital and improve shareholder value.”

Conference Call

A conference call to discuss third quarter 2006 results is scheduled for Thursday, November 2, 2006 at 8:30 a.m. (Eastern Time), which will be broadcast through Vcall’s Investor Calendar at www.investorcalendar.com or the Company’s website at www.americansafetyinsurance.com. If you are unable to participate at this time, a replay will be available for 30 days, beginning approximately two hours after the call.

American Safety Insurance Holdings, Ltd., (NYSE:ASI), through its operating subsidiaries, offers customized insurance products and solutions to small and medium sized businesses in industries that it believes are underserved by the standard insurance market.  ASI provides excess and surplus lines and alternative risk transfer products through its U.S. program administrator, American Safety Insurance Services, Inc., its insurance company subsidiaries, American Safety Casualty Insurance Company and American Safety Indemnity Company, its non-subsidiary affiliate, American Safety Risk Retention Group, Inc., and its Bermuda-based reinsurance company, American Safety Reinsurance, Ltd. ASI specializes in underwriting these products for insureds with environmental and construction risks as well as in developing programs for other specialty classes of risk.  ASI is rated “A” (Excellent) VIII by A.M. Best.

This press release contains forward-looking statements. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, including insurance market conditions, premium growth, acquisitions and new products. Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially, including competitive conditions in the insurance industry, levels of new and renewal insurance business, developments in loss trends, adequacy and changes in loss reserves and actuarial assumptions, timing or collectibility of reinsurance recoverables, market acceptance of new coverages and enhancements, changes in reinsurance costs and availability, potential adverse decisions in court and arbitration proceedings, the integration and other challenges attendant to acquisitions, and changes in levels of general business activity and economic conditions. For additional factors which could influence the Company’s operating and financial performance, see the Company’s Form 10-Q for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission.

Contacts:

American Safety Insurance Services, Inc.
Stephen Crim or William Tepe
(770)916-1908

                            American Safety Insurance Holdings, Ltd. and Subsidiaries
                                        Financial and Operating Highlights
                                                    (Unaudited)

                                                         Three Months Ended                              Nine Months Ended
                                                            September 30,                                  September 30,
                                                     2006                   2005                  2006                2005

INCOME STATEMENT DATA:
Revenues:
     Direct and assumed premiums earned           $  55,723,691          $  54,746,865          $164,798,077          $ 168,277,150
     Ceded premiums earned                         (17,152,022)           (23,737,628)          (56,271,814)           (68,488,494)

         Net premiums earned                         38,571,669             31,009,237           108,526,263             99,788,656

     Net investment income                            6,001,675              3,653,075            15,271,388             10,236,931
     Net realized gains                                 (8,692)                 24,602               351,123               (19,863)
     Real estate income                                       -                      -                     -              3,000,078
     Fee income earned                                  450,365                321,528             1,317,275                796,993
     Other income                                         5,966                 20,278                36,564                 56,034
         Total revenues                           $  45,020,983          $  35,028,720          $125,502,613          $ 113,858,829

Expenses:
     Losses and loss adjustment expenses          $  23,526,279          $  19,575,162         $  66,693,776         $   61,854,315
     Acquisition expenses                             7,038,445              6,790,113            20,460,863             20,909,502
     Payroll and related expenses                     4,360,605              2,344,439            11,894,758              8,492,923
     Real estate expenses                                54,979              (601,506)               224,480              2,086,956
     Interest Expense                                   838,999                265,364             2,579,668                795,004
     Other expenses                                   3,422,802              2,318,189             9,037,918              7,516,064
     Minority interest                                   48,102               (93,408)             (463,528)                445,874
          Total expenses                             39,290,211             30,598,353           110,427,935            102,100,638
          Earnings before income taxes                5,730,772              4,430,367            15,074,678             11,758,191
Income taxes                                            343,151              1,083,069               958,926              1,625,796
         Net earnings                            $    5,387,621          $   3,347,298         $  14,115,752          $  10,132,395
                                                 ==============         ==============        ==============         ==============

Net earnings per share:
     Basic                                       $         0.52          $        0.50         $        1.74          $        1.50
                                                 ==============        ===============        ==============         ==============
     Diluted                                     $         0.50          $        0.47         $        1.67          $        1.41
                                                 ==============        ===============        ==============         ==============
Average number of shares outstanding:
     Basic                                           10,438,692              6,702,609             8,116,056              6,737,126
                                                 ==============        ===============     =================         ==============
     Diluted                                         10,782,087              7,146,664             8,477,697              7,172,497
                                                 ==============        ===============     =================         ==============

GAAP combined ratio                                       97.7%                  98.6%                 98.3%                  97.7%
                                                 ==============        ===============     =================         ==============

BALANCE SHEET DATA:                                                                            September 30,          December 31,
                                                                                                    2006                  2005

Total investments                                                                               $525,330,608           $415,496,577
Total assets                                                                                     794,739,430            694,998,977
Unpaid losses and loss adjustment expenses                                                       408,572,370            393,493,107
Total liabilities                                                                                605,024,286            576,563,730
Total shareholders' equity                                                                       189,715,144            118,435,247

Book value per share                                                                             $     17.99           $      17.54

                             American Safety Insurance Holdings, Ltd. and Subsidiaries
                                        Financial and Operating Highlights
                                                    (Unaudited)

                                                                    Three Months Ended                          Nine Months Ended
                                                                      September 30,                               September 30,
                                                               2006                  2005                  2006                  2005
PREMIUM SUMMARY (in Thousands)

Gross Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                           $ 12,404              $ 12,393              $ 39,289             $ 39,683
         Construction                                              26,204                21,157                72,952               68,203
         Excess                                                       881                   468                 2,350                1,457
         Surety                                                     1,132                   833                 3,087                1,768
         Non Construction                                             733                     0                 1,280                    0
               Total Excess and Surplus Lines Segment              41,354                34,851               118,958              111,111

     Alternative Risk Transfer Segment
         Programs                                                  20,241                24,370                56,880               67,696
              Total Alternative Risk Transfer Segment              20,241                24,370                56,880               67,696

     Runoff                                                             0                  (186)                    0                (179)
     Total Gross Premiums Written                                $ 61,595              $ 59,035              $175,838             $178,628
                                                             ============          ============             =========            =========
     Total Fully Funded Fees Written                              $   143              $  1,087              $  1,538             $  1,754
                                                             ============          ============             =========            =========
Net Premiums Written:
     Excess and Surplus Lines Segment
         Environmental                                           $  9,869              $  8,988              $ 29,676             $ 33,112
         Construction                                              25,325                17,337                68,543               55,479
         Excess                                                       123                   187                   505                  385
         Surety                                                     1,048                   468                 2,131                  938
         Non Construction                                              50                     0                   597                    0
              Total Excess and Surplus Lines Segment               36,415                26,980               101,452               89,914

     Alternative Risk Transfer Segment
         Programs                                                   5,900                 5,692                15,606               14,476
              Total Alternative Risk Transfer Segment               5,900                 5,692                15,606               14,476

     Runoff                                                             0                (2,108)                    0              (2,143)
     Total Net Premiums Written                                  $ 42,315              $ 30,564              $117,058             $102,247
                                                            =============          ============           ===========            =========
     Total Fully Funded Fees Written                              $   143              $  1,087              $  1,538             $  1,754
                                                            =============          ============           ===========            =========
Net Premiums Earned:
     Excess and Surplus Lines Segment
         Environmental                                            $ 9,947              $  9,542              $ 27,306             $ 28,064
         Construction                                              23,151                18,332                65,023               59,066
         Excess                                                       139                   101                   378                  329
         Surety                                                       720                   377                 1,503                  811
         Non Construction                                             155                     0                   179                    0
              Total Excess and Surplus Lines Segment               34,112                28,352                94,389               88,270

     Alternative Risk Transfer Segment
         Programs                                                   4,460                 4,765                14,138               13,471
               Total Alternative Risk Transfer Segment              4,460                 4,765                14,138               13,471

     Runoff                                                             0                (2,108)                    0              (1,952)
     Total Net Premiums Earned                                   $ 38,572              $ 31,009              $108,527             $ 99,789
                                                             ============          ============          ============          ===========
     Total Fully Funded Fees Earned                               $   450               $   322              $  1,317              $   796
                                                             ============          ============          ============          ===========